STEWART & STEVENSON SERVICES, INC.



                        $60,000,000 Principal Amount
                         6.72% Series A Senior Notes
                              Due May 30, 1999

                        $20,000,000 Principal Amount
                         7.03% Series B Senior Notes
                              Due May 30, 2001

                        $30,000,000 Principal Amount
                         7.29% Series C Senior Notes
                              Due May 30, 2003

                        $25,000,000 Principal Amount
                         7.38% Series D Senior Notes
                              Due May 30, 2006






                           NOTE PURCHASE AGREEMENT



                          Dated as of May 30, 1996




                                               Series A PPN:  860342 C@ 1
                                               Series B PPN:  860342 D* 2
                                               Series C PPN:  860342 D@ 0
                                               Series D PPN:  860342 D# 8


                              TABLE OF CONTENTS

Section                                                                   Page

1.     AUTHORIZATION OF NOTES                                               1

2.     SALE AND PURCHASE OF NOTES                                           2

3.     CLOSING                                                              2

4.     CONDITIONS TO CLOSING                                                2
       4.1.   Representations and Warranties                                2
       4.2.   Performance; No Default                                       3
       4.3.   Compliance Certificates                                       3
       4.4.   Opinions of Counsel                                           3
       4.5.   Purchase Permitted By Applicable Law, etc                     3
       4.6.   Sale of Other Notes                                           4
       4.7.   Payment of Special Counsel Fees                               4
       4.8.   Private Placement Number                                      4
       4.9.   Changes in Corporate Structure                                4
       4.10.  Proceedings and Documents                                     4

5.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY                        4
       5.1.   Organization; Power and Authority                             4
       5.2.   Authorization, etc                                            5
       5.3.   Disclosure                                                    5
       5.4.   Organization and Ownership of Shares of Subsidiaries          5
       5.5.   Financial Statements                                          6
       5.6.   Compliance with Laws, Other Instruments, etc                  6
       5.7.   Governmental Authorizations, etc                              6
       5.8.   Litigation; Observance of Statutes and Orders                 7
       5.9.   Taxes                                                         7
       5.10.  Title to Property; Leases                                     7
       5.11.  Licenses, Permits, etc                                        7
       5.12.  Compliance with ERISA                                         8
       5.13.  Private Offering by the Company                               8
       5.14.  Use of Proceeds; Margin Regulations                           9
       5.15.  Existing Indebtedness; Future Liens                           9
       5.16.  Foreign Assets Control Regulations, etc                       9
       5.17.  Status under Certain Statutes                                10
       5.18.  Environmental Matters                                        10

6.     REPRESENTATIONS OF THE PURCHASER                                    10
       6.1.   Purchase for Investment                                      10
       6.2.   Source of Funds                                              11

7.     INFORMATION AS TO COMPANY                                           12
       7.1.   Financial and Business Information                           12
       7.2.   Officer's Certificate                                        14
       7.3.   Inspection.                                                  15

8.     PREPAYMENT OF THE NOTES                                             16
       8.1.   Required Prepayments                                         16
       8.2.   Optional Prepayments with Make-Whole Amount                  16
       8.3.   Allocation of Partial Prepayments                            16
       8.4.   Maturity; Surrender, etc                                     16
       8.5.   Purchase of Notes                                            17
       8.6.   Make-Whole Amount                                            17

9.     AFFIRMATIVE COVENANTS                                               18
       9.1.   Compliance with Law                                          18
       9.2.   Insurance                                                    19
       9.3.   Maintenance of Properties                                    19
       9.4.   Payment of Taxes and Claims                                  19
       9.5.   Corporate Existence, etc                                     19

10.    NEGATIVE COVENANTS                                                  20
       10.1.  Transactions with Affiliates                                 20
       10.2.  Merger, Consolidation, etc                                   20
       10.3.  Indebtedness Ratio.                                          21
       10.4.  Indebtedness of Restricted Subsidiaries.                     21
       10.5.  Liens                                                        21
       10.6.  Sale of Assets.                                              22
       10.7.  Disposition of Stock of Restricted Subsidiaries.             23
       10.8.  Designation of Unrestricted Subsidiaries.                    23

11.    EVENTS OF DEFAULT                                                   23

12.    REMEDIES ON DEFAULT, ETC                                            25
       12.1.  Acceleration                                                 25
       12.2.  Other Remedies                                               26
       12.3.  Rescission                                                   26
       12.4.  No Waivers or Election of Remedies, Expenses, etc            26

13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES                       27
       13.1.  Registration of Notes                                        27
       13.2.  Transfer and Exchange of Notes                               27
       13.3.  Replacement of Notes                                         27

14.    PAYMENTS ON NOTES                                                   28
       14.1.  Place of Payment                                             28
       14.2.  Home Office Payment                                          28

15.    EXPENSES, ETC                                                       29
       15.1.  Transaction Expenses                                         29
       15.2.  Survival                                                     29

16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT        29

17.    AMENDMENT AND WAIVER                                                30
       17.1.  Requirements                                                 30
       17.2.  Solicitation of Holders of Notes                             30
       17.3.  Binding Effect, etc                                          30
       17.4.  Notes held by Company, etc                                   31

18.    NOTICES                                                             31

19.    REPRODUCTION OF DOCUMENTS                                           31

20.    CONFIDENTIAL INFORMATION                                            32

21.    SUBSTITUTION OF PURCHASERS                                          33

22.    MISCELLANEOUS                                                       33
       22.1.  Successors and Assigns                                       33
       22.2.  Payments Due on Non-Business Days                            33
       22.3.  Severability                                                 33
       22.4.  Construction                                                 33
       22.5.  Counterparts                                                 34
       22.6.  Governing Law.                                               34

SCHEDULE A                    --     Information Relating to Purchasers

SCHEDULE B                    --     Defined Terms

SCHEDULE B-1                  --     Investments

SCHEDULE 4.9                  --     Changes in Corporate Structure

SCHEDULE 5.3                  --     Disclosure Materials

SCHEDULE 5.4                  --     Organization and Ownership of
                                       Shares of Subsidiaries

SCHEDULE 5.8                  --     Certain Litigation


SCHEDULE 5.15                 --     Existing Indebtedness

EXHIBIT 1-A                   --     Form of Series A Senior Note

EXHIBIT 1-B                   --     Form of Series B Senior Note

EXHIBIT 1-C                   --     Form of Series C Senior Note

EXHIBIT 1-D                   --     Form of Series D Senior Note

EXHIBIT 4.4(a)                --     Form of Opinion of Special
                                       Counsel to the Company

EXHIBIT 4.4(b)                --     Form of Opinion of Special
                                       Counsel to the Purchasers

                     STEWART & STEVENSON SERVICES, INC.
                            2707 North Loop West
                            Houston, Texas  77008
                          Telephone  (713) 868-7700
                          Facsimile  (713) 868-0225


                6.72% Series A Senior Notes Due May 30, 1999
                7.03% Series B Senior Notes Due May 30, 2001
                7.29% Series C Senior Notes Due May 30, 2003
                7.38% Series D Senior Notes Due May 30, 2006





                                                        Dated as May 30, 1996


TO EACH OF THE PURCHASERS LISTED IN
       THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

              STEWART & STEVENSON SERVICES, INC., a Texas corporation (the "Company"), agrees with you as follows:

1.     AUTHORIZATION OF NOTES .

              The Company has authorized the issue and sale of $60,000,000 aggregate principal amount of its 6.72% Series A Senior Notes due May 30, 1999 (the "Series A Notes"), $20,000,000 aggregate principal amount of its 7.03% Series B Senior Notes due May 30, 2001 (the "Series B Notes"), $30,000,000 aggregate principal amount of its 7.29% Series C Senior Notes due May 30, 2003 (the "Series C Notes") and $25,000,000 aggregate principal amount of its 7.38% Series D Senior Notes due May 30, 2006 (the "Series D Notes") (the Series A Notes, Series B Notes, Series C Notes and Series D Notes are collectively referred to as the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set forth in Exhibit 1 with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.     SALE AND PURCHASE OF NOTES.

              Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes of the series and in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.     CLOSING .

              The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Gardner, Carton & Douglas, Quaker Tower, Suite 3400, 321 North Clark Street, Chicago, Illinois 60610-4795 at 9:00 a.m., Chicago time, at a closing (the "Closing") on May 30, 1996 or on such other Business Day thereafter on or prior to May 31, 1996 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes of each series to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $1,000,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer for the account of the Company to account number 00101616119 at Texas Commerce Bank, 712 Main, P.O. Box 2558, Houston, Texas 77002, ABA number 113000609. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.     CONDITIONS TO CLOSING .

              Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions.

4.1.   Representations and Warranties .

              The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.   Performance; No Default .

              The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.

4.3.   Compliance Certificates .

               (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

               (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

4.4.   Opinions of Counsel .

              You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing, (a) from Vinson & Elkins L.L.P., special counsel for the Company, covering the matters set forth in
Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and
(b) from Gardner, Carton & Douglas, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5.   Purchase Permitted By Applicable Law, etc .

              On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment,
(ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6.   Sale of Other Notes .

              Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.7.   Payment of Special Counsel Fees .

              Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel furnished to the Company at least one Business Day prior to the Closing.

4.8.   Private Placement Number .

              Private Placement numbers issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.9.   Changes in Corporate Structure .

              Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.5.

4.10.  Proceedings and Documents .

              All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY .

              The Company represents and warrants to you that:

5.1.   Organization; Power and Authority .

              The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

5.2.   Authorization, etc .

              This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.   Disclosure .

              The Company, through its agent, BA Securities, Inc., has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated April 1996 (the "Memorandum"), relating to the transactions contemplated hereby, and a copy of the Company's Annual Report on Form 10-K for the year ended January 31, 1996 in the form filed with the Securities and Exchange Commission (the "Annual Report"). This Agreement, the Memorandum, the Annual Report, the documents, certificates or other writings identified in Schedule 5.3 and the financial statements listed in Section 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or the Annual Report or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Section 5.5, since January 31, 1996, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

5.4.   Organization and Ownership of Shares of Subsidiaries .

               (a) Schedule 5.4 is (except as noted therein) a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is designated a Restricted Subsidiary.

               (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

               (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

5.5.   Financial Statements .

              The Company has delivered to each Purchaser copies of the consolidated balance sheet of the Company and its Subsidiaries as of January 31, 1996, 1995, 1994, 1993, 1992 and 1991, and the related consolidated statements of income, shareholders' equity and cash flows for each of the six years in the period ended January 31, 1996. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of such dates and the consolidated results of their operations and cash flows for the respective periods ended on such dates and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto.

5.6.   Compliance with Laws, Other Instruments, etc .

              The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected,
(ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or
(iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7.   Governmental Authorizations, etc .

              No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

5.8.   Litigation; Observance of Statutes and Orders .

               (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

               (b) Except as disclosed in Schedule 5.8, neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.9.   Taxes .

              The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended January 31, 1989.

5.10.  Title to Property; Leases .

              The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

5.11.  Licenses, Permits, etc .

              The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

5.12.  Compliance with ERISA .

               (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

               (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

               (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

               (d) The accumulated postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries did not exceed $7,000,000.

               (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this
Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by you.

5.13.  Private Offering by the Company .

              Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than 70 Institutional Investors, including you and the Other Purchasers, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14.  Use of Proceeds; Margin Regulations .

              The Company will apply the proceeds of the sale of the Notes to refinance certain existing Indebtedness and for general working capital purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

5.15.  Existing Indebtedness; Future Liens .

               (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of January 31, 1996, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding aggregate principal amount of which exceeds $20,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

               (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien.

5.16.  Foreign Assets Control Regulations, etc .

              Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.  Status under Certain Statutes .

              Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18.  Environmental Matters .

              Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

               (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

               (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

               (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.


6.     REPRESENTATIONS OF THE PURCHASER .

6.1.   Purchase for Investment .

              You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.   Source of Funds .

              You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

               (a) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or


               (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph
(b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or


               (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of
Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

               (d)    the Source is a governmental plan; or

               (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

               (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

               (g) the Source is an "insurance company general account" as such term is defined in the Department of Labor Prohibited Transaction Class Exemption 95-60 (issued July 12, 1995) ("PTE 95-60") and as of the date of this Agreement there is no "employee benefit plan" with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such employee benefit plan and all other employee benefit plans maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTE 95-60) exceeeds 10% of the total reserves and liabilities of such general account (as determined under PTE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicle of such Purchaser.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.     INFORMATION AS TO COMPANY .

7.1.   Financial and Business Information .

              The Company will deliver to each holder of Notes that is an Institutional Investor:

               (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                     (i) a consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such quarter, and

                     (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Restricted Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that, until such time as the total assets of Unrestricted Subsidiaries represent 10% or more of the consolidated total assets of the Company and its Subsidiaries determined in accordance with GAAP, delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a) so long as such Quarterly Report on Form 10-Q includes a consolidated balance sheet and consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries and the substance of the officer's certification otherwise required hereby;

               (b) Annual Statements -- within 120 days after the end of each fiscal year of the Company, duplicate copies of,

                     (i) a consolidated balance sheet of the Company and its Restricted Subsidiaries, as at the end of such year, and

                     (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Restricted Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                     (A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; and

                     (B) a certificate of such accountants stating whether, in making their audit, they have become aware of any accounting matter that then constitutes a Default or an Event of Default, and, if they are aware that any such accounting matter then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards);

provided that, until such time as the total assets of Unrestricted Subsidiaries represent 10% or more of the consolidated total assets of the Company and its Subsidiaries determined in accordance with GAAP, the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission and accompanied by the opinion referred to in clause (A) and the certificate referred to in clause (B) shall be deemed to satisfy the requirements of this Section 7.1(b) so long as such Annual Report on Form 10-K includes a consolidated balance sheet and consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries;

               (c) SEC and Other Reports -- (i) promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company or any Restricted Subsidiary to public securities holders generally, and (ii) within 15 days of its filing or effective date, as the case may be, one copy of each regular or periodic report, each registration statement (other than in respect of employee benefit plans) that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus (other than in respect of employee benefit plans) and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission;

               (d) Notice of Default or Event of Default -- promptly, and in any event within 10 days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

               (e) ERISA Matters -- promptly, and in any event within 10 days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                     (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                     (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                     (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

               (f) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Restricted Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2.   Officer's Certificate .

              Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or (b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

               (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2 through Section 10.6, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence);

               (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental
Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and

               (c) Unrestricted Subsidiaries -- if such financial statements include financial results of Unrestricted Subsidiaries as permitted by the provisos to Sections 7.1(a) and 7.1(b), a calculation showing satisfaction of the condition contained in such provisos.

7.3.   Inspection.

              The Company will permit the representatives of each holder of Notes that is an Institutional Investor:

               (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

               (b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.


8.     PREPAYMENT OF THE NOTES .

8.1.   Required Prepayments .

              The Notes are not subject to required prepayments.

8.2.   Optional Prepayments with Make-Whole Amount .

              The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 in aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount if any, determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3.   Allocation of Partial Prepayments .

              In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4.   Maturity; Surrender, etc .

              In the case of each prepayment of Notes pursuant to this
Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5.   Purchase of Notes .

              The Company will not and will not permit any Subsidiary or Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company, a Subsidiary or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least ten Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it, a Subsidiary or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6.   Make-Whole Amount .

              The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

              "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

              "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

              "Reinvestment Yield" means, with respect to the Called Principal of any Note, the yield to maturity implied by 0.50% plus
       (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and
       (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the final maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the final maturity closest to and less than the Remaining Average Life.

              "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

              "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

              "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.     AFFIRMATIVE COVENANTS .

              The Company covenants that so long as any of the Notes are outstanding:

9.1.   Compliance with Law .

              The Company will and will cause each Subsidiary to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

9.2.   Insurance .

              The Company will and will cause each Subsidiary to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.   Maintenance of Properties .

              The Company will and will cause each Restricted Subsidiary to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, have a Material Adverse Effect.

9.4.   Payment of Taxes and Claims.

              The Company will and will cause each Subsidiary to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies (collectively, "Taxes") payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any Taxes or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect.

9.5.   Corporate Existence, etc .

              Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.6, the Company will at all times preserve and keep in full force and effect the corporate existence of each Restricted Subsidiary (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and each Restricted Subsidiary unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

10.    NEGATIVE COVENANTS .

              The Company covenants that so long as any of the Notes are outstanding:

10.1.  Transactions with Affiliates .

              The Company will not, and will not permit any Restricted Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company), except pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

10.2.  Merger, Consolidation, etc .

              The Company will not, and will not permit any Restricted Subsidiary to, consolidate or merge with any other corporation or Person or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person, except that:

               (a) The Company may merge or consolidate with, or convey, transfer or lease substantially all of its assets to, another Person, if
(i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements and the Notes together with an opinion of nationally recognized independent counsel in form and substance satisfactory to the holders of the Notes to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, value and binding agreement of such corporation enforceable in accordance with its terms; and (ii) immediately after giving effect to such transaction, (A) no Default or Event of Default shall have occurred and (B) such corporation could incur $1.00 of additional Indebtedness.

               (b) any Restricted Subsidiary may merge into, or convey, transfer or lease substantially all of its assets to, the Company or another Wholly-Owned Restricted Subsidiary.

10.3.  Indebtedness Ratio.

              The Company will not permit Consolidated Indebtedness to exceed 65% of Consolidated Total Capitalization at any time.

10.4.  Indebtedness of Restricted Subsidiaries.

              The Company will not permit any Restricted Subsidiary to create, assume, incur or otherwise become liable for, directly or indirectly, any Indebtedness other than:

               (a) Indebtedness owed to the Company or another Restricted Subsidiary; and

               (b) Additional Indebtedness, provided that at the time of incurrence thereof and after giving effect thereto and to the application of the proceeds therefrom, the sum (without duplication) of outstanding
(i) Indebtedness of Restricted Subsidiaries (other than Indebtedness referred to in paragraph (a) of this Section 10.4), and (ii) Consolidated Indebtedness secured by Liens permitted by Section 10.5(g), does not at any time exceed 20% of Adjusted Consolidated Net Worth.

10.5.  Liens .

       The Company will not, and will not permit any Restricted Subsidiary to, permit to exist, create, assume or incur, directly or indirectly, any Lien securing Indebtedness on its properties or assets, whether now owned or hereafter acquired, except:

               (a) Liens existing on property or assets of the Company or any Restricted Subsidiary as of the date of this Agreement that are described in Schedule 10.5 and Liens provided for in agreements described in Schedule 5.15;

               (b) Liens securing Indebtedness of a Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary;

               (c) Liens (i) existing on property at the time of its acquisition (including by way of merger or consolidation) by the Company or a Restricted Subsidiary and not created in contemplation thereof; (ii) existing on property of a Person at the time such Person becomes a Restricted Subsidiary and not created in contemplation thereof; and (iii) on property acquired, constructed or improved by the Company or any Restricted Subsidiary after the date of this Agreement that are created, incurred or assumed (or with respect to which legally binding contracts to provide such financing have been obtained) contemporaneously with or within 180 days after the acquisition or, in the case or property constructed or improved, after completion of construction or improvement thereof, to secure all or any portion of the purchase price thereof; provided, that at the time such Liens described in foregoing clauses (i), (ii) and (iii) are created, incurred or assumed, such Liens do not extend to any other property of the Company or any Restricted Subsidiary, other than unimproved real property on which the property so constructed or improved is located;

               (d) Liens in favor of any Governmental Authority to secure payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any portion of the purchase price or cost of construction or improvement of the property subject to such Lien, including Liens securing Indebtedness evidenced by pollution control or industrial revenue bonds; provided that the property and improvements subject thereto were acquired or constructed after the date of Closing;

               (e) Liens on floor plan inventory of the Company securing Floor Plan Debt of up to $30,000,000;

               (f) Liens resulting from extensions, renewals or replacements of Indebtedness secured by any Lien referred to in foregoing clauses (a) through (e), provided that there is no increase in the principal amount of Indebtedness (including the amount of any reasonable premium, fees and expenses, if any) secured thereby at the time of such extension, renewal or replacement and that such Liens do not extend to any property not subject thereto at the time of such extension, renewal or replacement;

               (g) Liens not otherwise permitted by paragraphs (a) through (f) above incurred subsequent to the date of Closing to secure Indebtedness, provided that at the time of incurring such additional Indebtedness and after giving effect thereto and to the application of the proceeds therefrom, the sum (without duplication) of such additional Indebtedness and Indebtedness of Restricted Subsidiaries does not exceed 20% of Adjusted Consolidated Net Worth.

10.6.  Sale of Assets.

       Except as permitted by Section 10.2 hereof, the Company will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of, including by way of merger (collectively a "Disposition"), any assets, including capital stock of Subsidiaries, in one or a series of transactions, to any Person, other than in the ordinary course of business, except to the Company or, in the case of a Restricted Subsidiary, to a Wholly-Owned Restricted Subsidiary, (i) if, in any fiscal year, after giving effect to such Disposition, the aggregate net book value of assets subject to Dispositions during such fiscal year would exceed 10% of Consolidated Total Assets as of the end of the immediately preceding fiscal year or (ii) if a Default or Event of Default exists or would exist. Notwithstanding the foregoing, the Company may, or may permit a Restricted Subsidiary to, make a Disposition and the assets subject to such Disposition shall not be subject to or included in the foregoing limitation and computation contained in clause (i) of the preceding sentence to the extent that (x) such assets are leased back by the Company or any Restricted Subsidiary, as lessee, within 180 days of the acquisition or construction thereof by the Company or such Restricted Subsidiary and payments with respect thereto are Capitalized Lease Obligations or (y) the net proceeds from such Disposition are within 180 days of such Disposition (1) reinvested in productive assets of the Company or a Restricted Subsidiary of at least equivalent value or (2) applied to the payment or prepayment of outstanding Indebtedness. Any prepayment of Notes pursuant to this Section 10.6 shall be in accordance with Section 8.2.

10.7.  Disposition of Stock of Restricted Subsidiaries.

               The Company will not permit any Restricted Subsidiary to issue its capital stock, or any warrants, rights or options to purchase, or securities convertible into or exchangeable for, such capital stock, to any Person other than the Company or a Wholly-Owned Restricted Subsidiary. The Company will not, and will not permit any Restricted Subsidiary to, sell, transfer or otherwise dispose of (other than to the Company or a Wholly-Owned Restricted Subsidiary) any capital stock (including any warrants, rights or options to purchase, or securities convertible into or exchangeable for, capital stock) or Indebtedness of any Restricted Subsidiary, unless such sale, transfer or other disposition is permitted by Section 10.6.

10.8.  Designation of Unrestricted Subsidiaries.

       The Company will not designate any Restricted Subsidiary as an Unrestricted Subsidiary if such Subsidiary has been designated an Unrestricted Subsidiary more than once previously and unless immediately before and after such designation:

               (a) such Subsidiary does not own any Investment in the Company or any Restricted Subsidiary; and

               (b)    there exists no Default or Event of Default.


11.    EVENTS OF DEFAULT .

              An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

               (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

               (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

               (c) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), and (b) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note; or

               (d) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

               (e) the Company or any Restricted Subsidiary is (i) in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $20,000,000 or (ii) in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $20,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition described in clauses (i) and (ii) such Indebtedness has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or

               (f) the Company or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors,
(iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

               (g) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Restricted Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Restricted Subsidiary, or any such petition shall be filed against the Company or any Restricted Subsidiary and such petition shall not be dismissed within 90 days; or

               (h) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and its Restricted Subsidiaries and such judgments are not, within 45 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay; or

               (i) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $20,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 11(i), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.    REMEDIES ON DEFAULT, ETC .

12.1.  Acceleration .

               (a) If an Event of Default with respect to the Company described in paragraph (f) or (g) of Section 11 (other than an Event of Default described in clause (i) of paragraph (f) or described in clause (vi) of paragraph (f) by virtue of the fact that such clause encompasses clause
(i) of paragraph (f)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

               (b) If any other Event of Default has occurred and is continuing, any holder or holders of 29% or more in the aggregate in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

               (c)    If any Event of Default described in paragraph (a) or
(b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

              Upon any Notes becoming due and payable under this
Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus
(x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law and provided that such amount does not exceed the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, charged or received on the Notes under the law of any jurisdiction whose laws may be mandatorily applicable to the holder of a
Note), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.  Other Remedies .

              If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.  Rescission .

              At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 72% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.  No Waivers or Election of Remedies, Expenses, etc .

              No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this
Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES .

13.1.  Registration of Notes .

              The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.  Transfer and Exchange of Notes .

              Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A, 1-B, 1-C or 1-D, as appropriate. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

13.3.  Replacement of Notes .

              Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

               (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

               (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated
Note if no interest shall have been paid thereon.

14.    PAYMENTS ON NOTES .

14.1.  Place of Payment .

              Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Houston, Texas at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.  Home Office Payment .

              So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section
14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this
Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 14.2.

15.    EXPENSES, ETC .

15.1.  Transaction Expenses .

              Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel, provided that the Company shall only be obligated to pay for a single special counsel for you and the Other Purchasers in connection with the transactions contemplated hereby) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees (provided that the Company shall only be obligated to pay for a single financial advisor of any specific type for you and the Other Purchasers), incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2.  Survival .

              The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT .

              All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.    AMENDMENT AND WAIVER .

17.1.  Requirements .

              This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.  Solicitation of Holders of Notes .

               (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

               (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.  Binding Effect, etc .

              Any amendment or waiver consented to as provided in this
Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.
No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.  Notes held by Company, etc .

              Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Subsidiaries or Affiliates shall be deemed not to be outstanding.

18.    NOTICES .

              All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

               (a) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

               (b) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

               (c) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Robert L. Hargrave, or at such other address as the Company shall have specified to the holder of each
Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.    REPRODUCTION OF DOCUMENTS .

              This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.    CONFIDENTIAL INFORMATION .

              For the purposes of this Section 20, "Confidential
Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to
(i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20,
(iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you,
(x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.    SUBSTITUTION OF PURCHASERS.

              You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section
6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.    MISCELLANEOUS .

22.1.  Successors and Assigns .

              All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2.  Payments Due on Non-Business Days .

              Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.3.  Severability .

              Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4.  Construction .

              Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.5.  Counterparts .

              This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Each of the Purchasers are identified on the signature pages hereto as a matter of convenience but such identification shall not diminish the concept of separate Agreements or imply any joint and several liability on the part of the Purchasers.

22.6.  Governing Law.

              This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


              If you are in agreement with the foregoing, please sign the form of Agreement on the accompanying counterpart of this Note Purchase Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                            Very truly yours,

                            STEWART & STEVENSON
                                 SERVICES, INC.


                           By: /s/Robert L. Hargrave, Chief Executive Officer


PRINCIPAL MUTUAL LIFE INSURANCE
  COMPANY


By:     /s/ Fredrick A. Bell
Title:      Second Vice President-Securities Investment

By:     /s/ Warren Shank
Title:      Counsel


AMERICAN UNITED LIFE INSURANCE
  COMPANY


By:     /s/ Kent R. Adams
Title:      Vice President


NATIONWIDE LIFE INSURANCE COMPANY


By:     /s/ Michael D. Groseclose
Title:      Associate Vice President
            Corporate Fixed-Income Securities


EMPLOYERS LIFE INSURANCE COMPANY
  OF WAUSAU


By:     /s/ Michael D. Groseclose
Title:      Attorney-In-Fact


NATIONWIDE LIFE AND ANNUITY
  INSURANCE COMPANY


By:     /s/ Michael D. Groseclose
Title:      Associate Vice President
            Corporate Fixed-Income Securities


NATIONWIDE LIFE INSURANCE COMPANY
   SEPARATE ACCOUNT OH


By:     /s/ Michael D. Groseclose
Title:      Associate Vice President
            Corporate Fixed-Income Securities


WEST COAST LIFE INSURANCE COMPANY


By:     /s/ Michael D. Groseclose
Title:      Attorney-In-Fact


THE EQUITABLE LIFE ASSURANCE SOCIETY
  OF THE UNITED STATES


By:     /s/ Ina Lane
Title:      Investment Officer


INDIANAPOLIS LIFE INSURANCE COMPANY


By:     /s/ Gene E. Trueblood
Title:      Vice President, C.I.O. and Treasurer


AMERITAS LIFE INSURANCE CORP.
By:  Ameritas Investment Advisors, Inc., as Agent


By:
Name:        Patrick J. Henry
Title:       Vice President-Fixed Income Securities


MODERN WOODMEN OF AMERICA


By:     /s/ W. B. Foster
Title:      President, W.B. Foster


UNITED OF OMAHA LIFE INSURANCE
  COMPANY


By:     /s/ Edwin H. Garrison, Jr.
Title:      First Vice President


UNUM LIFE INSURANCE COMPANY
  OF AMERICA


By:     /s/ Daniel E. Gass
Title:      Second Vice President


PAN-AMERICAN LIFE INSURANCE COMPANY


By:     /s/ F. Anderson Stone
Title:      Vice Presdient Corporate Securities


THE HARVEST LIFE INSURANCE COMPANY


By:    /s/ Charles Kaminski
Title:     Senior Vice President - Investments


UNION FIDELITY LIFE INSURANCE COMPANY


By:    /s/ Charles Kaminski
Title:     Senior Vice President - Investments
           GNA Corporation as Advisor

COLONIAL LIFE & ACCIDENT INSURANCE COMPANY


By:    /s/ Daniel E. Gass
Title:     Assistant Vice President


COMMERCIAL LIFE INSURANCE COMPANY


By:    /s/ Daniel E. Gass
Title:     Assistant Vice President

                                                             SCHEDULE A

                            INFORMATION RELATING TO PURCHASERS

                                                Principal Amount and Series of
Name and Address of Purchaser                         Notes to be Purchased
                                                          Series A
PRINCIPAL MUTUAL LIFE INSURANCE COMPANY                   $25,000,000
711 High Street
Des Moines, IA  50392-0800
Attention:  Investment Department-Securities Division

  (1) All payments on or in respect of the Notes to be made by bank wire transfer of Federal or other immediately available funds to:

       ABA #073 000 228
       Norwest Bank Iowa, N.A.
       7th & Walnut Street
       Des Moines, IA  50309
       Account No. 014752
       OBI PFGSE (S) B60750

       Each wire transfer shall identify such payment as "Stewart & Stevenson Services, Inc., 6.72% Series A
       Senior Notes due 1999"

  (2) All notices concerning payment on or in respect of the Notes, to:

       Principal Mutual Life Insurance Company
       711 High Street
       Des Moines, IA   50392-0960
       Attention:  Investment Accounting and Treasury-Securities
       Telefacsimile:  (515) 248-2643
       Confirmation:  (515) 248-8301

All notices and communications, other than those in respect to payments to be addressed as provided above.

Tax ID#:  42-0127290


                                                             SCHEDULE A

                            INFORMATION RELATING TO PURCHASERS

                                                Principal Amount and Series of
Name and Address of Purchaser                         Notes to be Purchased
                                                          Series A
AMERICAN UNITED LIFE INSURANCE COMPANY                    $5,000,000
One American Square
Indianapolis, IN   46204

  (1) All payments on or in respect of the Notes to be made by bank wire transfer of Federal or other immediately available funds to:

       Bank of New York
       One Wall Street, 3rd Floor
       Window A
       New York, NY  10286
       ABA# 021000018
       Account # 186683/AUL

       Each wire transfer shall identify such payment as "Stewart & Stevenson Services, Inc., 6.72% Series A
       Senior Notes due 1999"

  (2) All notices concerning payment on or in respect of the Notes, to:

       American United Life Insurance Company
       Attn:  Jean Jones, Law Department
       One American Squarre
       Indianapolis, IN  46204

The Note should be sent to:

       Bank of New York
       One Wall Street, 3rd Floor
       Window A
       Account #186683/American United Life Ins. Co.
       New York, NY 10286

Tax ID#:  35-0145825
                                                      SCHEDULE A

                     INFORMATION RELATING TO PURCHASERS

                                                Principal Amount and Series of
Name and Address of Purchaser                         Notes to be Purchased
                                                          Series A
NATIONWIDE LIFE INSURANCE COMPANY                         $18,000,000
One Nationwide Plaza
Columbus, Ohio   43215-2220

(1)    Send notices and communications to:

       Nationwide Life Insurance Company
       One Nationwide Plaza (1-33-07)
       Columbus, Ohio  43215-2220
       Attention:  Corporate Fixed-Income Securities

(2) All payments by wire transfer or automatic clearing house of immediately available funds to:

       Morgan Guaranty Trust Company of New York
       ABA # 021-000-238
       JOURNAL # 999-99-024
       F/A/O Nationwide Life Insurance Company, Custody A/C # 71615
       Attention:  Custody Service Department
       Each wire transfer shall identify such payment as "Stewart & Stevenson 6.72% Senior Notes, Series A, due 1999, PPN 860342 C@ 1"

(3) All notices of payments and written confirmations of such wire transfers to:

       Nationwide Life Insurance Company
       One Nationwide Plaza (1-32-09)
       Columbus, Ohio   43215-2220
       Attention:  Corporate Money Management

(4)    Deliver Note to:

       Morgan Guaranty Trust Company of New York
       Safekeeping Incoming
       55 Exchange Place - A Level
       New York, NY 10260-0023
       F/A/O Nationwide Life Insurance Company
       Custody Account #71615

Tax ID #31-4156830
                                                      SCHEDULE A

                     INFORMATION RELATING TO PURCHASERS

                                                Principal Amount and Series of
Name and Address of Purchaser                         Notes to be Purchased
                                                          Series A
WEST COAST LIFE INSURANCE COMPANY                         $2,000,000
343 Sansome Street
San Francisco, CA 94104

(1)   Send notices and communications to:

         West Coast Life Insurance Company
         One Nationwide Plaza (1-33-07)
         Columbus, Ohio   43215-2220
         Attention:  Corporate Fixed-Income Securities

(2) All payments by wire transfer or automatic clearing house of immediately available funds to:

             Morgan Guaranty Trust Company of New York
             ABA #021-000-238
             JOURNAL #999-99-024
             F/A/O West Coast Life Custody A/C #73290
             Attention:  Custody Service Department
             Each wire transfer shall identify such payment as "Stewart & Stevenson, 6.72% Senior Notes, Series A, due 1999,
             PPN 860342 C@ 1"

(3)   All notices of payments and written
confirmations of such wire transfers to:

             West Coast Life Insurance Company
             343 Sansome Street
             San Francisco, CA   94104
             Attention:  Karl Snover


(4)    Deliver Note to:

       Morgan Guaranty Trust Company of New York
       Safekeeping Incoming
       55 Exchange Place - A Level
       New York, NY 10260-0023
       F/A/O West Coast Life Insurance Company
       Custody Account #73290

A copy of the Note should be mailed directly to:

       Mr. Karl Snover
       West Coast Life Insurance Company
       343 Sansome Street
       San Francisco, CA 94104


Tax ID # 94-0971150


                                                      SCHEDULE A

                     INFORMATION RELATING TO PURCHASERS

                                                Principal Amount and Series of
Name and Address of Purchaser                         Notes to be Purchased
                                                          Series A
THE HARVEST LIFE INSURANCE COMPANY                        $5,000,000
c/o GNA Corporation
Two Union Square
601 Union Street
Attention Investment Department
Seattle, WA 98101

Name of Nominee in which Notes are to be issued:  SALKELD & CO.

(1) All payments on or in respect of the Notes shall be made by wire transfer of Federal or other immediately available funds to:

       Bankers Trust Company
       16 Wall Street
       New York, NY 10015
       ABA #021001033
       Attention: 99-911-145
       Account #097870
       Ref: Security description, coupon, maturity, PPN, identify principal or interest.

(2)    Address for all notices in respect of payment:

       The Harvest Life Insurance Company
       c/o GNA Corporation
       Two Union Square
       601 Union Street
       Seattle, WA 98101
       Attention: Investment Accounting, 14th Floor
       Telephone: (206) 516-2871
       Fax: (206) 516-4740

(3)    Address for all other communications is as first stated above.

(4)    Deliver Note to:

       Bankers Trust Co.
       16 Wall Street
       4th Floor, Window 44
       New York, NY 10005
       Account #097870
       Attention: George Flores (212) 618-2207


Tax ID #34-1099737

                                                      SCHEDULE A

                     INFORMATION RELATING TO PURCHASERS

                                                Principal Amount and Series of
Name and Address of Purchaser                         Notes to be Purchased
                                                          Series A
UNION FIDELITY LIFE INSURANCE COMPANY                     $5,000,000
c/o GNA Corporation
Two Union Square
601 Union Street
Seattle, WA 98101
Attention: Investment Department

Name of Nominee in which Notes are to be issued:  OLEN & CO.

  (1) All payments on or in respect of the Notes shall be made by wire transfer of Federal or other immediately available funds to:

       First National Bank of Chicago
       ABA #071000013
       for credit to clearing account  #7521-7651
       further credit #10122164FUF2
       Ref: Security description, coupon, maturity, PPN, identify principal or interest

  (2)  Address for all notices in respect of payment:

       Union Fidelity Life Insurance Company
       c/o GNA Corporation
       Two Union Square
       601 Union Street
       Seattle, WA 98101
       Attention: Investment Accounting, 14th Floor
       Telephone: (206) 516-2871
       Fax:  (206) 516-4740

  (3)  Address for all other communications is as first stated above.

  (4)  Deliver Note to:

       First Chicago Trust Company
       14 Wall Street, 8th Floor
       New York, NY 10005
       Account #10122164FUF2/UFLIC


Tax ID#:  31-0252460

                                                      SCHEDULE A

                     INFORMATION RELATING TO PURCHASERS

                                                Principal Amount and Series of
Name and Address of Purchaser                         Notes to be Purchased
                                                          Series B
NATIONWIDE LIFE INSURANCE COMPANY                         $4,000,000
One Nationwide Plaza
Columbus, Ohio   43215-2220

(1)    Send notices and communications to:

       Nationwide Life Insurance Company
       One Nationwide Plaza (1-33-07)
       Columbus, Ohio  43215-2220
       Attention:  Corporate Fixed-Income Securities

(2) All payments by wire transfer or automatic clearing house of immediately available funds to:

       Morgan Guaranty Trust Company of New York
       ABA # 021-000-238
       JOURNAL # 999-99-024
       F/A/O Nationwide Life Insurance Company, Custody A/C # 71615
       Attention:  Custody Service Department
       Each wire transfer shall identify such payment as "Stewart & Stevenson 7.03% Senior Notes, Series B, due 2001, PPN 860342 D* 2"

(3) All notices of payments and written confirmations of such wire transfers to:

       Nationwide Life Insurance Company
       One Nationwide Plaza (1-32-09)
       Columbus, Ohio   43215-2220
       Attention:  Corporate Money Management

(4)    Deliver Note to:

       Morgan Guaranty Trust Company of New York
       Safekeeping Incoming
       55 Exchange Place - A Level
       New York, NY 10260-0023
       F/A/O Nationwide Life Insurance Company
       Custody Account #71615


Tax ID #31-4156830

                                                      SCHEDULE A

                     INFORMATION RELATING TO PURCHASERS

                                                Principal Amount and Series of
Name and Address of Purchaser                         Notes to be Purchased
                                                          Series B
EMPLOYERS LIFE INSURANCE COMPANY                          $2,000,000
  OF WAUSAU
2000 Westwood Drive
Wausau, Wisconsin  54401

(1)    Send notices and communications to:

       Employers Life Insurance Company of Wausau
       One Nationwide Plaza (1-33-07)
       Columbus, Ohio  43215-2220
       Attention:  Corporate Fixed-Income Securities

(2)    All payments by wire transfer to:

       The Bank of New York
       ABA # 021-000-018
       BNF:  10C566
       F/A/O Employers Life Custody A/C #267827
       Attention:  P&I Dept.
       PPN # 860342 D* 2
       Security Description________________________________

(3)    All notices of payments to:

       Employers Life Insurance Company of Wausau
       2000 Westwood Drive
       Wausau, Wisconsin   54401

(4) The Note should be registered in the name of Employers Life Insurance Company of Wausau and delivered to:

       The Bank of of New York
       Attn:  Free Receive Dept.
       One Wall Street  3rd Floor
       New York, NY 10286

A copy of the Note should be mailed directly to:

       Ms. Cindy Peterson
       Employers Life Insurance Company of Wausau
       2000 Westwood Drive
       Wausau, Wisconsin 54401


Tax ID #39-1049873
                                                      SCHEDULE A

                     INFORMATION RELATING TO PURCHASERS

                                                Principal Amount and Series of
Name and Address of Purchaser                         Notes to be Purchased
                                                          Series B
NATIONWIDE LIFE AND ANNUITY INSURANCE                     $2,000,000
   COMPANY
One Nationwide Plaza
Columbus, OH   43215-2220

(1)    Send notices and communications to:

       Nationwide Life and Annuity Insurance Company
       One Nationwide Plaza (1-33-07)
       Columbus, Ohio  43215-2220
       Attention:  Corporate Fixed-Income Securities

(2) All payments by wire transfer or automatic clearing house of immediately available funds to:

       Morgan Guaranty Trust Company of New York
       ABA # 021-000-238
       JOURNAL # 999-99-024
       F/A/O Nationwide Life and Annuity Insurance Company,
       Custody A/C # 71620
       Attention:  Custody Service Department
       Each wire transfer shall identify such payment as "Stewart & Stevenson 7.03% Senior Notes, Series B, due 2001, PPN 860342 D* 2"

(3) All notices of payments and written confirmations of such wire transfers to:

       Nationwide Life and Annuity Insurance Company
       One Nationwide Plaza (1-32-09)
       Columbus, Ohio   43215-2220
       Attention:  Corporate Money Management

(4)    Deliver Notes to:

       Morgan Guaranty Trust Company of New York
       Safekeeping Incoming
       55 Exchange Place - A Level
       New York, NY 10260-0023
       F/A/O Nationwide Life and Annuity Insurance Company
       Custody Account #71620


Tax ID #31-1000740
                                                       SCHEDULE A

                     INFORMATION RELATING TO PURCHASERS

                                                Principal Amount and Series of
Name and Address of Purchaser                         Notes to be Purchased
                                                          Series B
NATIONWIDE LIFE INSURANCE COMPANY                         $2,000,000
   SEPARATE ACCOUNT OH
One Nationwide Plaza
Columbus, OH   43215-2220

(1)    Send notices and communications to:

       Nationwide Life Insurance Company Separate Account OH
       One Nationwide Plaza (1-33-07)
       Columbus, Ohio  43215-2220
       Attention:  Corporate Fixed-Income Securities

(2) All payments by wire transfer or automatic clearing house of immediately available funds to:

       Morgan Guaranty Trust Company of New York
       ABA # 021-000-238
       JOURNAL # 999-99-024
       F/A/O Nationwide Life Insurance Company Separate Acct. OH
       Custody A/C # 74605
       Attention:  Custody Service Department
       Each wire transfer shall identify such payment as "Stewart & Stevenson 7.03% Senior Notes, Series B, due 2001, PPN 860342 D* 2"

(3) All notices of payments and written confirmations of such wire transfers to:

       Nationwide Life Insurance Company Separate Account OH
       One Nationwide Plaza (1-32-09)
       Columbus, Ohio   43215-2220
       Attention:  Corporate Money Management

(4)    Deliver Notes to:

       Morgan Guaranty Trust Company of New York
       Safekeeping Incoming
       55 Exchange Place - A Level
       New York, NY 10260-0023
       F/A/O Nationwide Life Insurance Company Separate Account OH Custody Account #74605


Tax ID #31-4156830
                                                      SCHEDULE A

                     INFORMATION RELATING TO PURCHASERS

                                                Principal Amount and Series of
Name and Address of Purchaser                         Notes to be Purchased
                                                          Series B
AMERICAN UNITED LIFE INSURANCE COMPANY                    $5,000,000
One American Square
Indianapolis, IN   46204

  (1) All payments on or in respect of the Notes to be made my bank wire transfer of Federal or other immediately available funds to:

       Bank of New York
       One Wall Street, 3rd Floor
       Window A
       New York, NY  10286
       ABA# 021000018
       Account # 186683/AUL

       Each wire transfer shall identify such payment as "Stewart & Stevenson Services, Inc., 7.03% Series B
       Senior Notes due 2001"

  (2) All notices concerning payment on or in respect of the Notes, to:

       American United Life Insurance Company
       Attn:  Jean Jones, Law Department
       One American Squarre
       Indianapolis, IN  46204

The Note should be sent to:

       Bank of New York
       One Wall Street, 3rd Floor
       Window A
       Account #186683/American United Life Ins. Co.
       New York, NY 10286

Tax ID#:  35-0145825
                                                      SCHEDULE A

                     INFORMATION RELATING TO PURCHASERS

                                                Principal Amount and Series of
Name and Address of Purchaser                         Notes to be Purchased
                                                          Series B
INDIANAPOLIS LIFE INSURANCE COMPANY                       $5,000,000
2960 North Meridian Street
Indianapolis, IN 46208
Attention: Securities Department

  (1) All principal and interest payments on the Notes shall be made by wire transfer of immediately available funds to:

       NBD Bank, NA
       One Indiana Square
       Indianapolis, IN   46266
       ABA#074000052
       (With sufficient information to identify payment as to principal and interest, issue identification and PPN#.)

       For credit to: Indianapolis Life Insurance Company
                     Account No. 700035001852

  (2) Address for all notices in respect of payment and other communications via courier:

       Indianapolis Life Insurance Company
       P.O. Box 1230
       Indianapolis, IN   46206
       Attention:  Securities Department

  (3)  Address for delivery of Note and communications via U.S. mail:

       Indianapolis Life Insurance Company
       P.O. Box 1230
       Indianapolis, IN   46206
       Attention:  Securities Department


Tax ID#:  35-0413330
                                                      SCHEDULE A

                     INFORMATION RELATING TO PURCHASERS

                                                Principal Amount and Series of
Name and Address of Purchaser                         Notes to be Purchased
                                                          Series C
PRINCIPAL MUTUAL LIFE INSURANCE COMPANY                   $4,000,000
711 High Street
Des Moines, IA  50392-0800
Attention:  Investment Department-Securities Division

  (1) All payments on or in respect of the Notes to be made by bank wire transfer of Federal or other immediately available funds to:

       ABA #073 000 228
       Norwest Bank Iowa, N.A.
       7th & Walnut Street
       Des Moines, IA  50309
       Account No. 032395
       OBI PFGSE (S) B60751

       Each wire transfer shall identify such payment as "Stewart & Stevenson Services, Inc., 7.29% Series C
       Senior Notes due 2003"

  (2) All notices concerning payment on or in respect of the Notes, to:

       Principal Mutual Life Insurance Company
       711 High Street
       Des Moines, IA   50392-0960
       Attention:  Investment Accounting and Treasury-Securities
       Telefacsimile:  (515) 248-2643
       Confirmation:  (515) 248-8301

All notices and communications, other than those in respect to payments to be addressed as provided above.

Tax ID#:  42-0127290
                                                      SCHEDULE A

                     INFORMATION RELATING TO PURCHASERS

                                                Principal Amount and Series of
Name and Address of Purchaser                         Notes to be Purchased
                                                           Series C
PRINCIPAL MUTUAL LIFE INSURANCE COMPANY                    $5,000,000
711 High Street
Des Moines, IA  50392-0800
Attention:  Investment Department-Securities Division

  (1) All payments on or in respect of the Notes to be made by bank wire transfer of Federal or other immediately available funds to:

       ABA #073 000 228
       Norwest Bank Iowa, N.A.
       7th & Walnut Street
       Des Moines, IA  50309
       Account No. 014752
       OBI PFGSE (S) B60751

       Each wire transfer shall identify such payment as "Stewart & Stevenson Services, Inc., 7.29% Series C
       Senior Notes due 2003"

  (2) All notices concerning payment on or in respect of the Notes, to:

       Principal Mutual Life Insurance Company
       711 High Street
       Des Moines, IA   50392-0960
       Attention:  Investment Accounting and Treasury-Securities
       Telefacsimile:  (515) 248-2643
       Confirmation:  (515) 248-8301

All notices and communications, other than those in respect to payments to be addressed as provided above.

Tax ID#:  42-0127290

                                                      SCHEDULE A

                     INFORMATION RELATING TO PURCHASERS

                                                Principal Amount and Series of
Name and Address of Purchaser                         Notes to be Purchased
                                                          Series C
MODERN WOODMEN OF AMERICA                                 $2,000,000
1701 1st Avenue
Rock Island, IL 61201
Attention:  Investment Department


  (1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available for credit to:

       Account No. 347-904-5
       Harris Trust & Savings Bank
       111 West Monroe Street
       Chicago, IL 60690
       ABA No. 071-000-288
       For the account of Modern Woodmen of America

       Each wire transfer shall set forth the name of the Company, the full title (including the applicable coupon rate and final maturity date) of the Notes, a reference to PPN No. 860342 D@0 and the due date and application (as among principal, premium and interest) of the payment being made.

  (2)  Address for all notices relating to payments:

       Modern Woodmen of America
       1701 1st Avenue
       Rock Island, IL 61201
       Attention:  Investment Department

All notices and communications, other than those in respect to payments to be addressed as provided above.

Tax ID#:  36-1493430
                                                      SCHEDULE A

                     INFORMATION RELATING TO PURCHASERS

                                                Principal Amount and Series of
Name and Address of Purchaser                         Notes to be Purchased
                                                          Series C
THE EQUITABLE LIFE ASSURANCE SOCIETY                      $15,000,000
    OF THE UNITED STATES
c/o Alliance Capital Management, L.P.
1345 Avenue of the Americas
New York, NY 10105


  (1) All payments on account of Notes shall be made by bank wire transfer of immediately available funds for credit to:

       The Chase Manhattan Bank, N.A.
       110 West 52nd Street
       New York, NY   10019
       ABA# 021-00-0021
       Account of:  The Equitable Life Assurance Society of the United
       States
       Account Number:  037-2-409417
       On Order of: _________________________________________________
       PPN:   860342 D@ 0

  (2)  Contemporaneous with the above wire transfer, advice setting forth:

       (1) the full name, interest rate and maturity date of the Notes;
       (2) allocation and payment between principal and any special payment;
           and
       (3) name and address of Bank (or Trustee) from which wire transfer was sent

       Shall be delivered to:

       The Equitable Life Assurance Society of the United States
       c/o Alliance Capital Management, L.P.
       135 West 50th Street, 5th Floor
       New York, NY 10020
       Attention:  Treasury Services

  (3) All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, as well as notices of unscheduled prepayments shall be delivered or mailed to:

       The Equitable Life Assurance Society of the United States
       c/o Alliance Capital Management, L.P.
       1345 Avenue of the Americas
       New York, NY  10105
       Attention:  Fixed Income Credit, Research Division
                     (212) 969-1350 (Phone)
                     (212) 969-1466 (Fax)

  (4)  Deliver Note to:

       The Equitable Life Assurance Society of the United States
       787 7th Avenue 37th Floor
       New York, NY  10019
       Attention:  Lydia Pitts
                 (212) 554-4880


Tax ID#:  13-5570651
                                                      SCHEDULE A

                     INFORMATION RELATING TO PURCHASERS

                                                Principal Amount and Series of
Name and Address of Purchaser                         Notes to be Purchased
                                                          Series C
AMERITAS LIFE INSURANCE CORP.                             $2,000,000
One Ameritas Way, P.O. Box 81889
Lincoln NE   68501-1889

  (1)  All payments by wire transfer of immediately available funds to:

       First Bank Nebraska, NA
       ABA # 104-000-029
       Ameritas Life Insurance Corp.
       Acct# 1-494-0070-0188
       Re: Description of Note; Principal & Interest Breakdown with sufficient information to identify the source and application of such funds

  (2) All notices of payments and written confirmations of such wire transfers and all other communications:

       Ameritas Life Insurance Corp
       5900 "O" Street
       Lincoln, NE   68510-2234
       Attn:  James Mikus


Tax ID#:  47-0098400


                                                      SCHEDULE A

                     INFORMATION RELATING TO PURCHASERS

                                                Principal Amount and Series of
Name and Address of Purchaser                         Notes to be Purchased
                                                          Series C
UNITED OF OMAHA LIFE INSURANCE COMPANY                    $2,000,000
Attention: Investment Division
Mutual of Omaha Plaza
Omaha, NE 68175


  (1) All principal and interest payments on the Notes shall be made by wire transfer of immediately available funds to:

       First Bank, N.A.
       ABA# 1040-0002-9
       17th & Farnam Street
       Omaha, NE
       For Credit to:  United of Omaha Life Insurance Company
       Account # 1-487-1447-0769
       For payment on: _____________________________________
       ___________________________________________________
       Interest Amount:
       Principal Amount:


  (2)  Address for all notices in respect of payment:

       United of Omaha Life Insurance Company
       Attention: Investments/Securities Accounting
       Mutual of Omaha Plaza
       Omaha, NE 68175

  (3)  Address for all other communications is as first stated above.

  (4)  Deliver Note to:

       United of Omaha Life Insurance Company
       Attention: Investments/Securities Accounting
       Mutual of Omaha Plaza
       Omaha, NE 68175

Tax ID#:  47-0322111

                                                      SCHEDULE A

                     INFORMATION RELATING TO PURCHASERS

                                                Principal Amount and Series of
Name and Address of Purchaser                         Notes to be Purchased
                                                          Series D
UNUM LIFE INSURANCE COMPANY OF AMERICA                    $9,500,000
2211 Congress Street
Portland, Maine 04122-0590

  (1) All principal and interest payments on the Notes shall be made by wire transfer of immediately available funds, providing sufficient information to identify the source and application of each payment, including breakdown of principal and/or interest, to:

       Mellon Bank
       Pittsburgh, PA
       ABA# 043000261
       For the account of:  UNUM Life Insurance Company of America/
              SEC Acct. # 117-4176

  (2)  Address for all notices in respect of payment:

       UNUM Life Insurance Company of America
       2211 Congress Street
       Portland, Maine   04122-0590
       Attention:  Bond Investment Accounting
       Fax: (207) 770-4000

  (3)  Address for all other communications is as first stated above.
                 With - Attention:  Bond Investment Division

Tax ID#:  01-0278678

                                                      SCHEDULE A

                     INFORMATION RELATING TO PURCHASERS

                                                Principal Amount and Series of
Name and Address of Purchaser                         Notes to be Purchased
                                                           Series D
COLONIAL LIFE & ACCIDENT INSURANCE COMPANY                 $7,500,000
2211 Congress Street
Portland, Maine 04122-0590

  (1) All principal and interest payments on the Notes shall be made by wire transfer of immediately available funds, providing sufficient information to identify the source and application of each payment, including breakdown of principal and/or interest, to:

       Mellon Bank
       Pittsburgh, PA
       ABA# 043000261
       For the account of: Colonial Life & Accident Insurance Company - Private Placements
       Acct. # 0940967

  (2)  Address for all notices in respect of payment:

       Colonial Life & Accident Insurance Company
       2211 Congress Street
       Portland, Maine   04122-0590
       Attention:  Bond Investment Accounting

  (3)  Address for all other communications is as first stated above.
                     With - Attention:  Bond Investment Division

Tax ID#:  57-0144607

                                                      SCHEDULE A

                     INFORMATION RELATING TO PURCHASERS

                                                Principal Amount and Series of
Name and Address of Purchaser                         Notes to be Purchased
                                                          Series D
COMMERCIAL LIFE INSURANCE COMPANY                         $3,000,000
2211 Congress Street
Portland, Maine 04122-0590

  (1) All principal and interest payments on the Notes shall be made by wire transfer of immediately available funds, providing sufficient information to identify the source and application of each payment, including breakdown of principal and/or interest, to:

       Mellon Bank N.A.
       Pittsburgh, PA
       ABA#031000037
       For the account of:  Commercial Life Insurance Company
              Acct. # 2-244-341

  (2)  Address for all notices in respect of payment:

       Commercial Life Insurance Company
       2211 Congress Street
       Portland, Maine   04122-0590
       Attention:  Bond Investment Accounting

  (3)  Address for all other communications is as first stated above.
                     With - Attention:  Bond Investment Division


Tax ID#:  22-1721966


                                                      SCHEDULE A

                     INFORMATION RELATING TO PURCHASERS

                                                Principal Amount and Series of
Name and Address of Purchaser                         Notes to be Purchased
                                                          Series D
PAN-AMERICAN LIFE INSURANCE COMPANY                       $5,000,000
Attention: Investment Department - 28th Floor
601 Poydras Street
New Orleans, LA 70130

  (1)  All payments on the Notes shall be
       made by immediately available funds to:

       The Account of Pan-American Life Insurance Company
       Account #1100-29496
       First National Bank of Commerce
       ABA #065000029
       210 Baronne Street
       New Orleans, LA 70112

       identifying the issue by its PPN and description of security, and providing complete details including breakdown of interest and principal.

  (2)  All notices and information with regard to payments to:

       Pan-American Life Insurance Company
       Attention: Bond & Stock Accounting - 28th Floor
       601 Poydras Street
       New Orleans, LA 70130
       Fax:  (504) 566-3459

  (3)  Deliver Note to:

       Pan-American Life Insurance Company
       Attention: Marylyn Andree - 28th Floor
       601 Poydras Street
       New Orleans, LA 70130

All notices and communications, other than those in respect to payments to be addressed as provided above.

Tax ID#:  01-0278678

                                                                    SCHEDULE B



                                DEFINED TERMS

              As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

              "Adjusted Consolidated Net Worth" means the consolidated stockholders' equity of the Company and its Restricted Subsidiaries, determined in accordance with GAAP, less the amount by which Restricted Investments incurred after the date of Closing exceed 20% of consolidated stockholders' equity as so determined.

              "Affiliate" means any Person (other than a Restricted Subsidiary or an original Purchaser) (i) who is a director or executive officer of the Company or any Restricted Subsidiary, (ii) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (iii) which beneficially owns or holds securities representing 10% or more of the combined voting power of the Voting Stock of the Company or any Subsidiary, or (iv) of which securities representing 10% or more of the combined voting power of its Voting Stock (or in the case of a Person not a corporation, 10% or more of its equity) is beneficially owned or held by the Company or any Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

              "Annual Report" is defined in Section 5.3.

              "Business Day" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Houston, Texas, Chicago, Illinois or New York City are required or authorized to be closed.

              "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

              "Capitalized Lease Obligation" means any amounts required to be capitalized under any Capital Lease.

              "Closing" is defined in Section 3.

              "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

              "Company" means Stewart & Stevenson Services, Inc., a Texas corporation.

              "Confidential Information"  is defined in Section 20.

              "Consolidated Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

              "Consolidated Total Assets" means the assets and properties of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

              "Consolidated Total Capitalization" means the sum of Adjusted Consolidated Net Worth and Consolidated Indebtedness.

              "Current Debt" means Consolidated Indebtedness with a maturity at the time of issuance or incurrence of one year or less.

              "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

              "Default Rate" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the subject Note or (ii) 2% over the rate of interest publicly announced by Bank of America Illinois in Chicago, Illinois as its "base" or "prime" rate, but in no event shall such rate exceed the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, charged or received on such Note under the law of any jurisdiction whose laws may be mandatorily applicable to the holder of a Note.

              "Disposition" is defined in Section 10.6.

              "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

              "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

              "Event of Default" is defined in Section 11.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Floor Plan Debt" means Indebtedness with a maturity not in excess of two years incurred by the Company in connection with floor plan inventory held by the Company in the ordinary course of its business.

              "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

              "Governmental Authority"  means

              (a)    the government of

                             (i)    the United States of America or any
               State or other political subdivision thereof, or

                             (ii)   any jurisdiction in which the Company
               or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

              (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

              "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

              (a) to purchase such indebtedness or obligation or any property constituting security therefor;

              (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

              (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

              (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

              "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

              "holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

              "Indebtedness" means, for any Person (without duplication), all (i) obligations for borrowed money or to pay the deferred purchase price of property or assets (except trade account payables), (ii) obligations for borrowed money secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Lease Obligations, and (v) Guaranties by a Person of obligations or Indebtedness of others except those incurred in the ordinary course of business and related to the manufacture and/or sale of products or the provision of services. Notwithstanding the exception in clause (v) of the preceding sentence, Indebtedness of a Person shall include Guaranties of Indebtedness of others for which, at the date of determination, a payment is required to be made thereon, but then, only in the amount of the required payment.

              "Institutional Investor" means any original purchaser of a Note and any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

              "Investments" means all investments made, in cash or by delivery of property, directly or indirectly, by any Person, in any other Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include investments in property to be used or consumed in the ordinary course of business.

              "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

              "Make-Whole Amount" is defined in Section 8.6.

              "Material" means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Restricted Subsidiaries taken as a whole.

              "Material Adverse Effect" means a material adverse effect on
(a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

              "Memorandum" is defined in Section 5.3.

              "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

              "Notes" is defined in Section 1.

              "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

              "Other Agreements" is defined in Section 2.

              "Other Purchasers" is defined in Section 2.

              "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

              "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

              "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

              "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

              "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

              "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Subsidiaries or Affiliates).

              "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

              "Restricted Investments" means any Investment of the Company and its Restricted Subsidiaries other than:

                      (i)    Investments in Restricted Subsidiaries;

                      (ii) Investments in a Person which, as a result thereof, becomes a Restricted Subsidiary;

                     (iii) Investments in notes receivable maturing in three years or less (or notes receivable maturing in five years or less in an aggregate amount not to exceed $20,000,000) from the date of issuance and arising in connection with sales of products by the Company and its Restricted Subsidiaries in the ordinary course of business;

                      (iv)   Investments in:

                             (A)    commercial paper maturing in 270 days
               or less from the date of issuance which is rated in one of the top two rating classifications by at least one nationally recognized rating agency, or certificates of participation in loans maturing within one year to issuers whose commercial paper is so rated;

                             (B)    certificates of deposit or banker's
               acceptances maturing within one year from the date of issuance issued by commercial banks whose long-term debt is rated in one of the top two rating classifications by at least one nationally recognized rating agency,

                             (C)    obligations of or fully guaranteed by
               the United States of America or an agency thereof maturing within three years from the date of issuance,

                             (D)    municipal securities maturing within
               three years of the date of acquisition that are backed by letters of credit issued by commercial banks whose long-term debt is rated in one of the top two rating classifications by at least one nationally recognized rating agency;

                             (G) money market instrument programs which are rated in one of the top two rating classifications by at least one nationally recognized rating agency and that are properly classified as current assets in accordance with GAAP; and

                             (vi) Investments existing as of the date of this Agreement which are listed in the attached Schedule B-1.

              "Restricted Subsidiary" means any Subsidiary which the Company has not designated an Unrestricted Subsidiary by notice (including designation in Schedule 5.4) to the holders of the Notes and which has not been designated an Unrestricted Subsidiary more than once previously.

              "Securities Act" means the Securities Act of 1933, as amended from time to time.

              "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

              "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

              "Unrestricted Subsidiary" means any Subsidiary other than a Restricted Subsidiary.

              "Wholly-Owned Restricted Subsidiary" or "Wholly-Owned Subsidiary" means, at any time, any Restricted Subsidiary or Subsidiary, as the case may be, one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.





                                                                  SCHEDULE B-1

                                  INVESTMENTS


                                 SEE ATTACHED

                                                                    SCHEDULE B-1


STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES
Investments at Cost as of January 31, 1996
(Dollars in thousands)


Capital Investments

   GFI Control Systems, Inc.                                  $1,201
   Stewart & Stevenson de Venezuela, S.A.                         46
   Thomassen Stewart & Stevenson International B.V.               96
   Pow-R-Quik                                                    520
   Thore, Inc.                                                     1
   Project Orange                                              2,803
   2707 North Loop West, Ltd.                                  1,423

Notes Receivable, not from sales of products                   5,980

                                                                  SCHEDULE 4.9

                        CHANGES IN CORPORATE STRUCTURE


                                     NONE
                                                                  SCHEDULE 5.3

                             DISCLOSURE MATERIALS


                                     NONE

                                                                  SCHEDULE 5.4

                         ORGANIZATION AND OWNERSHIP OF
                            SHARES OF SUBSIDIARIES


                                 SEE ATTACHED

                                                                  SCHEDULE 5.4

                                             Jurisdiction of                                       Type of
Subsidiary Name                              Incorporation     Ownership                           Subsidiary
______________                               ___________       ________                            ________

C. Jim Stewart & Stevenson, Inc.             Delaware          100% by the Company                 Restricted

Creole Stewart & Stevenson, Inc.             Delaware          100% by the Company                 Restricted

Cypress Acquisition, Inc.                    Delaware          100% by the Company                 Restricted

Cypress Cogeneration Company                 California        100% by Cypress Acquisition, Inc.   Restricted

Diboll Cogeneration Associates, Limited      Texas             Sole General Partner-Stewart        Restricted
                                                               & Stevenson (Diboll)
                                                               Cogeneration, Inc.

Machinery Acceptance Corporation             Texas             100% by the Company                 Restricted

S&S Domestic International Sales Corp.       Delaware          100% by the Company                 Restricted

S&S (Diboll) Cogeneration Inc.               Delaware          100% by the Company                 Restricted

S&S Trust                                    Pennsylvania      100% by Stewart &                   Restricted
                                                               Stevenson Holdings, Inc.

Stewart & Stevenson de las Americas, Inc.    Delaware          100% by the Company                 Restricted

Stewart & Stevenson Holdings, Inc.           Delaware          100% by the Company                 Restricted

Stewart & Stevenson International, Inc.      Delaware          100% by the Company                 Restricted

Stewart & Stevenson, Ltd.                    Texas             Sole General Partner--C. Jim        Restricted
                                                               Stewart & Stevenson, Inc.

Stewart & Stevenson Operations, Inc.         Delaware          100% by the Company                 Restricted

Stewart & Stevenson Overseas, Inc.           Texas             100% by the Company                 Restricted

Stewart & Stevenson Power, Inc.              Delaware          100% by the Company                 Restricted

Stewart & Stevenson Realty Corporation       Texas             100% by the Company                 Restricted

Stewart & Stevenson Technical Services,      Delaware          100% by the Company                 Restricted
Inc.

Stewart & Stevenson Transportation, Inc.     Texas             100% by the Company                 Restricted

Stewart & Stevenson Vehicle Services,        Delaware          100% by the Company                 Restricted
Inc.

Tokumei Kumiai Holdings, Inc.                Delaware          100% by the Company                 Restricted

FOREIGN SUBSIDIARIES:
_______________________

CPS International, Inc.                      Panama            100% by Creole Stewart &            Restricted
                                                               Stevenson, Inc.

Creole (Nigeria) Limited                     Nigeria           Class A and Class B - 100%          Restricted
                                                               by CPS International, Inc.

GFI Control Systems, Inc.                    Ontario           50% by the Company                  Unrestricted
                                                               50% by Devtek Corporation
                                                               (Canada)

Proluz de Honduras, S.A.                     Honduras          100% by Stewart & Stevenson         Restricted
                                                               Operations, Inc.

Proluz Sociedad Anonima                      Guatemala         1 share - Mike Kalmes               Restricted
                                                               4,999 shares - Stewart &
                                                               Stevenson Operations, Inc.

Stewart & Stevenson International Sales,     Barbados          100% by the Company                 Restricted
Inc.

Stewart & Stevenson de Venezuela, S.A.       Venezuela         17% by Investors Invegg             Unrestricted
                                                               C.A.--5.7% by
                                                               Representaciones 4003,C.A.--
                                                               16^ by Marlago--61.25% by
                                                               S&S--.05% by Aura Alacayo

Stewart & Stevenson Operations               Nigeria           100% by Stewart &                   Restricted
(Nigeria) Ltd.                                                 Stevenson Operations, Inc.

Stewart & Stevenson Technical Services       Japan             51% by Stewart & Stevenson          Restricted
Japan, Ltd.                                                    Technical Services, Inc.--49%
                                                               by Sumitomo

Stewart & Stevenson (U.K.) Limited           Scotland          100% by the Company                 Restricted

Thomassen Stewart & Stevenson                Rheden, The       50% by the Company--50%             Unrestricted
International B.V.                           Netherlands       by Thomassen International

                                                                  SCHEDULE 5.8

                              CERTAIN LITIGATION

                                 See Attached


                                                                 SCHEDULE 5.8
STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES
Certain Litigation

The following cases relate to the "Peace Shield" litigation:

       Cause No. 01-91-693-CV John Runion v. Stewart & Stevenson Services, Inc., CRS Sirrine, Inc., Metcalf & Eddy, Inc., and CRSS + Metcalf & Eddy Joint Venture.

       Cause No. H-93-0021 United States of America ex rel John Runion v. Stewart & Stevenson Services, Inc.

       Cause No. H-95-1491 C. Daniel Chill v. Stewart & Stevenson Services, Inc., et al.

       Criminal No. H-95-93 United States of America v. Stewart & Stevenson Services, Inc., Bob H. O'Neal, William "Bill" McFarland, Paul Edson, Lyman Hardy and John Runion.

Additional disclosed cases are included on the following pages.
Cause No., 9004285; Serv-Tech, Inc. V. Stewart & Stevenson, Inc., Ohmstede, Inc., Ohmstede Mechanical Services, Inc., Robert G. Wetzel, Gene P. Livingston, James B. Jeffrey and Thomas B. Boisture; In the District Court of Harris County, Texas, 125th Judicial District
______________________________________________________________________________

Suit for breach of a secrecy agreement, misappropriation of trade secrets and misappropriation of confidential information. After trial to a jury, a verdict was returned finding that S&S breached the secrecy agreement, misappropriated confidential information and conspired to misappropriate confidential information. Judgment for $17.5 million against S&S and $12.5 million against OMSI and Ohmstede was signed on August 21, 1991. OMSI and Ohmstede entered into a settlement agreement with Serv-Tech that provided for the payment of at least $3.0 million in damages and $1.25 million in legal fees and additional payments of up to $3.25 million depending on the outcome of the appeal. The Fourteenth Court of Appeals reversed and remanded because the damages submission failed to segregate past from future and contract from tort damages. Petition for Writ of Certiori was denied.

______________________________________________________________________________

Cause No. 93-1090-CIV-ORL-18  National Railroad Passenger Corporation, et al.
V. Rountree Transport and Rigging, Inc., et al. In the United States District Court, Middle District of Florida, Orlando Division

______________________________________________________________________________

This case consolidates the claims of the passengers, railroad employees and others arising from the collision between a train operated by National over tracks owned by CSX that and a turbine generator set owned by Kissimmee that was being transported under a contract between S&S and Woko over a railroad crossing owned by FMPA, designed by Black and under the control of FHP by a truck owned by Rountree and driven by Crain. Each of the plaintiffs allege that the defendants were negligent in the transportation of the turbine generator. The cases consolidated with this case are: Bedgood (94-506-CIV-ORL-18); American Home (94-976-CIV-ORL-18); Thomas (95-252-CIV-ORL-18); Ebinger (95-1347-CIV-ORL-18); Bratt (95-361-ORL-18); Caming (95-241-CIV-ORL-
18); Manning (95-436-CIV-ORL-18); Gumina (95-723-CIV-ORL-18); and Mango (95-
742-CIV-ORL-18).
______________________________________________________________________________

Case No. 6655436; Gilfred J. Vickers v. Stewart & Stevenson Services, Inc., Ronald Stutesman, Charles Upton, Pete Watson, et al.; In the Court of Appeal, State of California, Fourth Appellate District, Division One
______________________________________________________________________________

Vickers was terminated for insubordination when he refused to attend a meeting in Bakersfield. Vickers sued for age discrimination, disability discrimination and breach of implied and oral contracts of employment. S&S and the individuals counter-claimed for invasion of privacy in connection with the unauthorized taping of a telephone call. Judgment for $3.45 million was
entered on           , 1994.  The counter-claim was dismissed on motion for
directed verdict. S&S filed its notice of appeal on September 9, 1994. Vickers filed a cross-appeal on September 27, 1994.
______________________________________________________________________________

Cause No. 95-39494; Jesus Herrera v. Exel Logistics, Inc., Wingfoot Enterprises, Inc. D/b/a Labor World of Houston and Stewart & Stevenson Services, Inc.; In the District Court of Harris County, Texas, 215th Judicial District.
______________________________________________________________________________

Herrera was working between two rail cars. Herrera claims that a RailKing unexpectedly moved causing his right arm to be caught between the couplings and resulting in a traumatic amputation. Herrera alleges that the RailKing moved because of a defective condition, design, manufacture or assembly by S&S. Herrera further alleges that his injuries were caused by the negligent and grossly negligent acts of all defendants.
______________________________________________________________________________

Cause No. 95-158-CIV-ORL-22; Stephen Snell v. Stant Manufacturing Inc., Aluminum Specialty Company of Louisiana, Inc., Stewart & Stevenson Services, Inc., Swift Ships, Inc. And Joseph L. Dombrowski; In the United States District Court, Middle District of Florida, Orlando Division

______________________________________________________________________________

Snell was a crewman on the M/V Viper, a yatch manufactured by Swift with S&S engines. After running aground, the captain sent Snell to the engine room to clean the raw water strainers. While in the engine room, the expansion tank exploded burning Snell over 80% of his body. Snell sues Stant (manufacturer of the expansion tank cap), Aluminum Specialty (manufacturer of the expansion tank), S&S (manufacturer of the marine engines) and Swift (manufacturer of the vessel) for stict liability in tort, failure to warn and negligence. Snell sues Dombrowski for maintenance and cure, unseaworthiness and failure to exercise reasonable care under the Jones Act.
______________________________________________________________________________

Cause No. 3:95-CV-344-D; John D. Stephens, Inc. V. Trencor-Jetco, Inc. V. Caterpillar, Inc., Smith Detroit Diesel/Allison, Inc., Stewart & Stevenson Power, Inc. and Darr Equipment Company; In the United States District Court, Northern District of Texas, Dallas Division
______________________________________________________________________________

Stephens purchased a specialized trencher from Trencor to perform a pipe line project. Trenco designed the equipment using an Allison transmission that was acquired from S&S (probably not from Power) after GM and S&S reviewed the application. Stephens has sued Trencor for breach of express and implied warranties. Trencor has emplead S&S and others for breach of express and implied warranties and negligent misrepresentation.

                                                                 SCHEDULE 5.15

                             EXISTING INDEBTEDNESS


                                 SEE ATTACHED

                                                                 SCHEDULE 5.15

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES
Outstanding Indebtedness as of January 31, 1996
(Dollars in thousands)

Revolving credit Notes due December 31, 2000 at various
   rates based on a spread over Eurodollar rates payable to
   Texas Commerce Bank, National Association, NationsBank of
   Texas, National Association, ABN AMRO Bank, N.V., Houston
   Agency, Bank of America Illinois, The Bank of New York and
   PNC Bank, National Association
                                                                     $200,000


Senior Note at 10.2% due in annual installments of $1,000
   payable to the Variable Annuity Life Insurance Company               3,000

Short-term notes payable at various money market rates to
   commerical banks ($185,000 in uncommitted facilities of
   which $153,000 was outstanding as of April 10, 1996)                65,000

Note payable due monthly to 1988 by 2707 North Loop
   West, Ltd to Chemical Bank secured by an office
   building and parking garage (nonrecourse to Stewart &
   Stevenson Services, Inc. And Subsidiaries)                           8,900


                                                              EXHIBIT 1-A

[FORM OF SERIES A NOTE]


                            STEWART & STEVENSON SERVICES, INC.

                                6.72% SERIES A SENIOR NOTE
                                     DUE MAY 30, 1999

No. A-[__]                                                     [Date]
$[_______]                                                     PPN 860342 C@ 1

              FOR VALUE RECEIVED, the undersigned, STEWART & STEVENSON SERVICES, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Texas, promises to pay to [
], or registered assigns, the principal sum of ____________ Dollars ($[
]) on May 30, 1999, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.72% per annum from the date hereof, payable semiannually on November 30 and May 30 in each year, commencing with the November 30 next succeeding the date hereof, until the principal hereof shall have become due and payable, and
(b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.72% or (ii) 2% over the rate of interest publicly announced by Bank of America Illinois from time to time in Chicago, Illinois as its "base" or "prime" rate, but in no event shall such rate exceed the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, charged or received on the Notes under the law of any jurisdiction whose laws may be mandatorily applicable to the holder of a Note.

              Payments of principal of, interest on and any Make-Whole
Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Houston, Texas or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

              This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of May 30, 1996 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

              This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

              This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

              If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount to the extent permitted by applicable law and provided such amount does not exceed the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, charged or received on the Notes under the law of any jurisdiction whose laws may be mandatorily applicable to the holder of a
Note) and with the effect provided in the Note Purchase Agreements.

              This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    STEWART & STEVENSON
                                       SERVICES, INC.


                                   By:
                                   Robert L. Hargrave, Chief Executive Officer

                                                                   EXHIBIT 1-B


                                 [FORM OF SERIES B NOTE]


                            STEWART & STEVENSON SERVICES, INC.

                                7.03% SERIES B SENIOR NOTE
                                     DUE MAY 30, 2001

No. B-[__]                                                     [Date]
$[______]                                                      PPN 860342 D* 2

              FOR VALUE RECEIVED, the undersigned, STEWART & STEVENSON SERVICES, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Texas, promises to pay to [
], or registered assigns, the principal sum of ____________ Dollars ($[
]) on May 30, 2001, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.03% per annum from the date hereof, payable semiannually on November 30 and May 30 in each year, commencing with the November 30 next succeeding the date hereof, until the principal hereof shall have become due and payable, and
(b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.03% or (ii) 2% over the rate of interest publicly announced by Bank of America Illinois from time to time in Chicago, Illinois as its "base" or "prime" rate, but in no event shall such rate exceed the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, charged or received on the Notes under the law of any jurisdiction whose laws may be mandatorily applicable to the holder of a Note.

              Payments of principal of, interest on and any Make-Whole
Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Houston, Texas or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

              This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of May 30, 1996 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

              This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

              This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

              If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount to the extent permitted by applicable law and provided such amount does not exceed the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, charged or received on the Notes under the law of any jurisdiction whose laws may be mandatorily applicable to the holder of a
Note) and with the effect provided in the Note Purchase Agreements.

              This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
                              STEWART & STEVENSON
                                 SERVICES, INC.


                              By:
                              Robert L. Hargrave, Chief Executive Officer

                                                                   EXHIBIT 1-C


                                 [FORM OF SERIES C NOTE]


                            STEWART & STEVENSON SERVICES, INC.

                                7.29% SERIES C SENIOR NOTE
                                     DUE MAY 30, 2003

No. C-[__]                                                     Date]
$[_______]                                                     PPN 860342 D@ 0

              FOR VALUE RECEIVED, the undersigned, STEWART & STEVENSON SERVICES, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Texas, promises to pay to [
], or registered assigns, the principal sum of ____________ Dollars ($[
]) on May 30, 2003, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.29% per annum from the date hereof, payable semiannually on November 30 and May 30 in each year, commencing with the November 30 next succeeding the date hereof, until the principal hereof shall have become due and payable, and
(b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.29% or (ii) 2% over the rate of interest publicly announced by Bank of America Illinois from time to time in Chicago, Illinois as its "base" or "prime" rate, but in no event shall such rate exceed the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, charged or received on the Notes under the law of any jurisdiction whose laws may be mandatorily applicable to the holder of a Note.

              Payments of principal of, interest on and any Make-Whole
Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Houston, Texas or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

              This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of May 30, 1996 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

              This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

              This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

              If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount to the extent permitted by applicable law and provided such amount does not exceed the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, charged or received on the Notes under the law of any jurisdiction whose laws may be mandatorily applicable to the holder of a
Note) and with the effect provided in the Note Purchase Agreements.

              This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                   STEWART & STEVENSON
                                       SERVICES, INC.


                                   By:
                                   Robert L. Hargrave, Chief Executive Officer

                                                               EXHIBIT 1-D


                                 [FORM OF SERIES D NOTE]


                            STEWART & STEVENSON SERVICES, INC.

                                7.38% SERIES D SENIOR NOTE
                                     DUE MAY 30, 2006

No. D-[__]                                                              [Date]
$[_______]                                                     PPN 860342 D# 8

              FOR VALUE RECEIVED, the undersigned, STEWART & STEVENSON SERVICES, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Texas, promises to pay to [
], or registered assigns, the principal sum of ___________ Dollars ($[
]) on May 30, 2006, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.38% per annum from the date hereof, payable semiannually on November 30 and May 30 in each year, commencing with the November 30 next succeeding the date hereof, until the principal hereof shall have become due and payable, and
(b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.38% or (ii) 2% over the rate of interest publicly announced by Bank of America Illinois from time to time in Chicago, Illinois as its "base" or "prime" rate, but in no event shall such rate exceed the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, charged or received on the Notes under the law of any jurisdiction whose laws may be mandatorily applicable to the holder of a Note.

              Payments of principal of, interest on and any Make-Whole
Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Houston, Texas or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

              This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of May 30, 1996 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

              This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

              This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

              If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount to the extent permitted by applicable law and provided such amount does not exceed the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, charged or received on the Notes under the law of any jurisdiction whose laws may be mandatorily applicable to the holder of a
Note) and with the effect provided in the Note Purchase Agreements.

              This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                              STEWART & STEVENSON
                                 SERVICES, INC.


                              By:  Robert L. Hargrave, Chief Executive Officer

                                                              EXHIBIT 4.4(a)




                     FORM OF OPINION OF SPECIAL COUNSEL
                               TO THE COMPANY


The opinion of Vinson & Elkins, counsel for the Company, shall be to the effect that:

       1. Each of the Company and each Subsidiary is a corporation duly incorporated, validly existing in good standing under the laws of its jurisdiction of incorporation, and each has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, and, in the case of the Company, to enter into and perform under the Agreement and the Other Agreements and to issue and sell the Notes.

       2. The Agreement, the Other Agreements and the Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company, and constitute the legal, valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

       3. The offering, sale and delivery of the Notes do not require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

       4. No authorization, approval or consent of any governmental or regulatory body is necessary or required in connection with the execution and delivery by the Company of the Agreement, the Other Agreements or the offering, issuance and sale by the Company of the Notes, and no designation, filing, declaration, registration and/or qualification with any governmental or regulatory body is required in connection with the offer, issuance and sale of the Notes by the Company.

       5. The issuance and sale of the Notes by the Company, the performance of the terms and conditions of the Notes and the Agreement and the Other Agreements and the execution and delivery of the Agreement and the Other Agreements do not conflict with, or result in any breach or violation of any of the provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of the Company or any Subsidiary pursuant to the provisions of (i) the Certificate of Incorporation or By-laws of the Company or any Subsidiary, (ii) any loan agreement to which the Company or any Subsidiary is a party or by which any of them or their property is bound, (iii) any other agreement or instrument known to such counsel to which the Company or any Subsidiary is a party or by which any of them or their property is bound, (iv) any law (including specifically, Texas usury laws) or regulation applicable to the Company, or (v) any order, writ, injunction or decree of any court or governmental authority applicable to the Company.

       6. All of the issued and outstanding shares of capital stock of each Restricted Subsidiary have been duly and validly issued, are fully paid and nonassessable and, except as set forth in Schedule 5.4 are owned by the Company free and clear of any pledge or, to the knowledge of such counsel, any other Lien.

       7. Neither the Company nor any Subsidiary is (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof, as such terms are defined in the Investment Company Act of 1940, as amended.

       8. The issuance of the Notes and the intended use of the proceeds of the sale of the Notes do not violate or conflict with Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

       9. Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the best of such counsel's knowledge, threatened against, or affecting the Company or any Subsidiary, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which are likely to have a Material Adverse Effect.

       10. The choice of law made in the Agreement, the Other Agreements and the Notes is enforceable under New York and Texas law.

       With respect to matters of fact on which such opinion is based, Vinson & Elkins shall be entitled to rely on appropriate certificates of public officials and officers of the Company and with respect to matters governed by the laws of any jurisdiction other than the United States of America and the laws of the States of Delaware, New York and Texas, such counsel may rely upon the opinions of counsel deemed (and stated in their opinion to be deemed) by them to be competent and reliable.


                                                               EXHIBIT 4.4(b)


                     FORM OF OPINION OF SPECIAL COUNSEL
                              TO THE PURCHASERS


       The opinion of Gardner, Carton & Douglas, special counsel for the Purchasers, shall be to the effect that:

       1. The Company is a corporation organized and validly existing in good standing under the laws of the State of Texas, with all requisite corporate power and authority to enter into the Agreement and to issue and sell the Notes.

       2. The Agreement and the Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company, and constitute the legal, valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

       3. Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Notes do not require the registration of the Notes under the Securities Act of 1933, as amended, nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

       4. The issuance and sale of the Notes and compliance with the terms and provisions of the Notes and the Agreement will not conflict with or result in any breach of any of the provisions of the Certificate of Incorporation or By-Laws of the Company.

       5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Note Agreement or the Notes.

The opinion of Gardner, Carton & Douglas also shall state that the legal opinion of Vinson & Elkins, counsel for the Company, delivered to you pursuant to the Agreement, is satisfactory in form and scope to Gardner, Carton & Douglas, and, in its opinion, the Purchasers and it are justified in relying thereon. Gardner, Carton & Douglas may rely as to matters of New York and Texas law on the opinion of Vinson & Elkins.